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                                                                    EXHIBIT 10.1



                             DATED February 21, 2000



                     (1) JUPITER TELECOMMUNICATIONS CO., LTD

                                      -AND-

                    (2) JUPITER PROGRAMMING COMPANY CO., LTD



                              --------------------

                          LONG TERM CARRIAGE AGREEMENT

                              --------------------














                                LATHAM & WATKINS
                                 99 Bishopsgate
                                     London
                                    EC2M 3XF
                               Tel: 020 7710 1000
                               Fax: 020 7374 4460


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THIS AGREEMENT is made on the 21st day of February 2000

BETWEEN:

(1) JUPITER TELECOMMUNICATIONS CO., LTD, a kabushiki kaisha organised in Japan, whose principal place of business is at 4-41-42 Higashi Ikebukuro, Toshima-ku, Tokyo 170-0013, Japan ("JCOM"); and

(2) JUPITER PROGRAMMING COMPANY CO., LTD a kabushiki kaisha organised in Japan, whose principal place of business is at Tokyo Opera City Tower 35F, 20-2, 3-chome, Nishi-Shinjuku, Shinjuku-ku, Tokyo 163-14 , Japan ("JPC").

WHEREAS:

(A) JCom is a leading Multi-Systems Operator in Japan and JPC is involved in the programming of a number of Japanese television channels covering such genre as movies, sports, business news and shopping.

(B) The parties intend to enter into a long term carriage agreement, whereby JCom shall carry cable television channels and services supplied by JPC.

IT IS AGREED as follows:

1.      DEFINITIONS

        Capitalised terms and expressions in this Agreement shall have the following meaning:

        "CHANNELS"                      the Current Channels and the Future
                                        Channels, and each a "Channel";

        "CHANNEL PERFORMANCE"           the performance of a Channel as assessed
                                        by surveys conducted in accordance with
                                        recognised professional standards,
                                        including information on viewer
                                        satisfaction and other relevant data;

        "CURRENT CHANNELS"              CSN, Golf Network, Shop Channel, J
                                        Sports and Discovery Japan;

        "FUTURE CHANNELS"               any channel in which, during the Term of
                                        this Agreement, JPC takes a Significant
                                        Position;

        "LICENSE FEE"                   the license fee payable in relation to
                                        each Channel calculated, in the case of
                                        JCom, on a per subscriber basis as
                                        validated and agreed from time to time;

        "SIGNIFICANT POSITION"          control exercised through: (a) the
                                        direct or indirect ownership of twenty
                                        percent (20%) or more of the stock,
                                        shares or other voting


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
                                        interests; or
                                        (b) the direct or indirect ownership of
                                        stock, shares or other voting interests
                                        together with a contract for affiliate
                                        sales in relation to any undertaking
                                        that owns or operates programming of a
                                        cable television channel or is otherwise able to offer a cable television channel to a cable operator.

        "TERM"                          the term of the Agreement as set out in
                                        Clause 7.


2.      CARRIAGE OF CHANNELS

        2.1 Subject to the terms of this Agreement, JCom agrees to carry and JPC agrees to exercise its Significant Position in favour of providing, each of the Current Channels for as long as JPC retains a Significant Position in such Current Channel.

        2.2 Subject to the terms of this Agreement, JCom agrees to carry and JPC agrees to exercise its Significant Position in favour of providing, each Future Channel in which JPC takes a Significant Position for as long as JPC retains a Significant Position in each Future Channel, provided that the initial proposed investment in each Future Channel shall be discussed with JCom before JPC invests to enable agreement to be reached between them in good faith.

        2.3    Subject to any licence granted in respect of sub-Clauses 2.1 and
               2.2 above, JPC retains all rights, title and interest in and to the Channels.

3.      QUALITY OF CHANNELS

        3.1 JPC agrees to use its best endeavours (within commercially acceptable limits) to ensure that each Channel is, and continues to be, of good quality and is better or not dissimilar in quality than other competing channels of a similar genre taking into account trends in the cable television industry.

        3.2 If the average Channel Performance over a period of twelve months is demonstrably worse than the previous twelve month period or is demonstrably worse as against the average Channel Performance of competing channels of a similar genre over a period of twelve months, JCom and JPC agree to meet to decide what action should be taken to improve the Channel Performance. Remedies may include, but shall not be limited to, changing the Channel content, modifying the marketing strategies, reviewing the License Fee for the Channel, changing the Channel's package or tier position or, if none of these provides a viable alternative, ultimately ceasing carriage of the Channel by JCom.


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4.      LICENSE FEE

        4.1 For so long as JCom remains a leading provider of cable television channels in Japan, JCom shall be required to pay License Fee payments to JPC on no less favourable terms than are offered by JPC to any other cable operator unless specifically agreed otherwise by JCom. To the extent that JPC offers a License Fee to any party on better terms than those offered to JCom (save as agreed otherwise between JPC and JCom), JPC shall reimburse JCom an amount equal to the difference in monetary terms.

        4.2 In consideration of JPC's undertaking set out in Clause 3.1, JCom shall be required to pay License Fee payments to JPC on no less favourable terms to JPC than are offered by JCom to channels of a similar genre.

        4.3 Where License Fee payments cannot meet the requirements of both Clause 4.1 and 4.2, JPC and JCom shall discuss the Licence Fee to enable agreement to be reached between them in good faith.

        4.4 Within the Term and subject to Clause 3.2, JCom and JPC will meet to review the License Fee for each Channel every three years commencing on the date that the License Fee is agreed for that Channel. In evaluating the amount of the License Fee, the parties shall only take into consideration changes in costs or operating conditions for JCom and JPC that are significant.

5.      MARKETING AND BUSINESS CO-OPERATION

        5.1 The parties will meet at least twice each year during the Term to discuss marketing plans, joint marketing activities, business operations and any other activities leading to further development of business for both JCom and JPC.

6.      DIGITAL SERVICES DEVELOPMENT

        6.1 The parties agree to jointly develop interactive video services and PPV/NVOD for cable digital services.

        6.2 Each party agrees to assign senior and other staff on a fulltime or part time basis, as is considered appropriate by the parties, to an entity or group of entities involved in developing new content for digital carriage.

7.      TERM

        7.1 The initial term of this Agreement shall be 10 years following, which the Agreement shall be subject to automatic renewal for periods of 3 year, terminable by 3 month's notice in writing to the other party.


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8.      VARIATION

        8.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of JCom and JPC.

9.      ASSIGNMENT

        9.1 Neither party may assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.

10.     GOVERNING LAW

        10.1 This Agreement shall be governed and construed by the laws of Japan.

        IN WITNESS WHEREOF the parties have executed this document on the date first above written.


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Signed by [       ]                         )
a duly authorised                           )
representative for                          )
and on behalf of                            ) /s/ T. Ishibashi
JUPITER                                     )
TELECOMMUNICATIONS CO., LTD                 )


Signed by [       ]                         )
a duly authorised                           )
representative for                          )
and on behalf of                            ) /s/ T. Moriizumi
JUPITER                                     )
PROGRAMMING                                 )
COMPANY CO., LTD                            )




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